Exhibit 99.1

News Release

Novelis Announces Pricing of Offering of $750 Million

of Senior Notes due 2026 and $750 Million of Senior Notes due 2031

ATLANTA, July 26, 2021 — Novelis Inc., the world leader in aluminum rolling and recycling, today announced that its indirect wholly owned subsidiary, Novelis Corporation, has priced an offering of $750 million aggregate principal amount of 3.250% senior notes due in 2026 (the “2026 Notes”) and of $750 million aggregate principal amount of 3.875% senior notes due in 2031 (the “2031 Notes” and, together with the 2026 Notes, the “Notes”). The 2026 Notes were priced at par value and will bear an interest rate of 3.250% per annum. The 2031 Notes were priced at par value and will bear an interest rate of 3.875% per annum. The Notes are being offered in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be guaranteed, jointly and severally, on a senior unsecured basis, by Novelis, and by certain of Novelis’ subsidiaries. Novelis expects to close the offering of the Notes on August 11, 2021, subject to the satisfaction of customary closing conditions.

Novelis intends to use the net proceeds of the offering, together with cash on hand, to (i) fund the redemption of all its outstanding 5.875% Senior Notes due in 2026 (the “Existing 2026 Notes”), plus the redemption premium and accrued and unpaid interest thereon and (ii) pay certain fees and expenses in connection with the foregoing and the offering of the Notes.

The Notes have not been and will not be registered under the Securities Act and have not and will not be offered or sold within the United States or to U.S. persons, except to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act and to certain persons in offshore transactions in reliance on Regulation S under the Securities Act.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any person to whom, such an offer, solicitation or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering memorandum. This press release shall not constitute a notice of redemption under the indenture governing the Existing 2026 Notes or an obligation to issue a notice of redemption, or an offer to tender for, or purchase, any of the Existing 2026 Notes or any other security.

There can be no assurances that the offering of the Notes or the redemption of the Existing 2026 Notes will be completed as described herein or at all.

Forward-Looking Statements

Statements made in this news release that describe Novelis’ intentions, expectations, beliefs or predictions may be forward-looking statements within the meaning of securities laws. Forward-looking statements include statements preceded by, followed by or including the words “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” or similar expressions. Examples of forward-looking statements in this news release are statements about the offering of the Notes, the use of proceeds therefrom and the redemption of the Existing 2026 Notes. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and Novelis’ actual results could differ materially from those expressed or implied in such statements. Novelis does not intend, and Novelis disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Novelis

Novelis Inc. is driven by its purpose to shape a sustainable world together. As a global leader in innovative products and services and the world’s largest recycler of aluminum, we partner with customers in the aerospace, automotive, beverage can and specialties industries to deliver solutions that maximize the benefits of lightweight aluminum throughout North America, Europe, Asia and South America. Novelis is a subsidiary of Hindalco Industries Limited, an industry leader in aluminum and copper, and the metals flagship company of the Aditya Birla Group, a multinational conglomerate based in Mumbai. For more information, visit novelis.com.

Media Contact:	Investor Contact:

Julie Groover	Megan Cochard
+1 404 760 6461	+1 404 760 4170
julie.groover@novelis.adityabirla.com	megan.cochard@novelis.adityabirla.com